Exhibit 99.1

ARALEZ ANNOUNCES DISTRICT COURT DECISION TO UPHOLD VIMOVO

(NAPROXEN/ESOMEPRAZOLE MAGNESIUM) PATENTS

-Patents Covering VIMOVO Infringed by Proposed Generics Developed by

Dr. Reddy’s Laboratories, Mylan, and Lupin-

Mississauga, Ontario - June 27, 2017 - Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) (“Aralez” or the “Company”) today announced that the United States District Court for the District of New Jersey upheld the validity of two patents owned by a subsidiary of Aralez and licensed to Horizon Pharma plc (“Horizon”) covering VIMOVO® (naproxen/esomeprazole magnesium), and that Dr. Reddy’s Laboratories Inc. and Dr. Reddy’s Laboratories Ltd. (“Dr. Reddy’s”), Mylan Pharmaceuticals Inc., Mylan Laboratories Ltd., and Mylan Inc. (“Mylan”), and Lupin Ltd. and Lupin Pharmaceuticals Inc. (“Lupin”) would infringe at least one of the two patents with their proposed generic naproxen/esomeprazole magnesium products.

On April 21, 2011, July 25, 2011, and June 28, 2013, an Aralez subsidiary filed patent infringement lawsuits in District Court against Dr. Reddy’s, Lupin, and Mylan, respectively, related to Abbreviated New Drug Applications filed with the U.S. Food and Drug Administration to market generic versions of VIMOVO.  The lawsuits claim infringement of U.S. Patent Nos. 8,557,285 (‘285 patent) and 6,926,907 (‘907 patent) titled “Pharmaceutical Compositions for the Coordinated Delivery of NSAIDs,” which cover VIMOVO.  The District Court’s decision was made based on the validity of the ‘285 and ‘907 patents for VIMOVO and the Court’s judgment will prevent Dr. Reddy’s, Mylan, and Lupin from launching generic versions of VIMOVO in the United States until at least the expiration of the relevant patent.

“We are very pleased that the fair and appropriate ruling regarding this litigation was rendered by the United States District Court for the District of New Jersey,” said Adrian Adams, Chief Executive Officer of Aralez. “This demonstrates the strength of our intellectual property portfolio for VIMOVO and Yosprala®. We remain committed to aggressively defending our intellectual property.”

VIMOVO has 14 Orange Book listed patents with terms that extend to 2031. The ‘907 patent is also listed in the Orange Book for Yosprala (aspirin/omeprazole) and has been asserted against Teva Pharmaceuticals US Inc. in a separate patent infringement case.

About VIMOVO

VIMOVO (naproxen/esomeprazole magnesium) is a fixed-dose combination of delayed-release enteric-coated naproxen, a non-steroidal anti-inflammatory drug (NSAID), and immediate-release esomeprazole magnesium, a stomach acid-reducing proton pump inhibitor (PPI), approved for the relief of signs and symptoms of osteoarthritis, rheumatoid arthritis and ankylosing spondylitis and to decrease the risk of developing gastric ulcers in patients at risk of developing NSAID-associated gastric ulcers. VIMOVO is not interchangeable with the individual components of naproxen and esomeprazole magnesium.

VIMOVO is not recommended for use in children younger than 18 years of age.  VIMOVO is not recommended for initial treatment of acute pain because the absorption of naproxen is delayed compared to absorption from other naproxen-containing products. Controlled studies do not extend beyond six months.  VIMOVO should be used at the lowest dose and for the shortest amount of time as directed by your health care provider.  For Full Prescribing Information please see www.VIMOVO.com.

Important Safety Information

•                  Nonsteroidal anti-inflammatory drugs (NSAIDs), including naproxen, a component of VIMOVO, may increase the chance of a heart attack or stroke, which can be fatal.  This chance increases with longer use and in people who have heart disease or risk factors for heart disease.

•                  VIMOVO should not be used before or after a type of heart surgery called coronary artery bypass graft (CABG).

•                  NSAID-containing medications like VIMOVO may increase the chance of stomach and intestinal problems, such as bleeding or an ulcer.  These problems can happen without warning and can lead to death.  Older patients may have a greater chance of developing these problems.

VIMOVO is not right for everyone, including patients who have had an asthma attack, hives or other allergic reaction with aspirin or any other NSAID medicine, patients who are allergic to any of the ingredients in VIMOVO or women in late stages of pregnancy.

Serious allergic reactions, including skin reactions, can occur without warning and can be life-threatening; discontinue use of VIMOVO at the first appearance of a skin rash or if you develop sudden wheezing; swelling of the lips, tongue or throat; fainting or problems swallowing.

VIMOVO should be used at the lowest dose and for the shortest amount of time as directed by your health care provider.

Tell your health care provider right away if you develop signs of active bleeding from any source.

VIMOVO can lead to onset of new hypertension or worsening of existing high blood pressure, either of which may contribute to an increased risk of a heart attack or stroke.

Speak with your health care provider before starting VIMOVO if you

•                  Have a history of ulcers or bleeding in the stomach or intestines

•                  Have heart problems, high blood pressure, or are taking high blood pressure medications

•                  Have kidney or liver problems

Tell your doctor about all of the medicines you take, prescription and non-prescription drugs, including clopidogrel, vitamins and herbal supplements. VIMOVO may affect how other medicines work and other medicines may affect how VIMOVO works.

VIMOVO may increase your risk of getting severe diarrhea.  Call your doctor right away if you have watery stool, stomach pain and fever that does not go away.

Talk to your health care provider about your risk for bone fractures and developing low levels of magnesium if you take VIMOVO for a long period of time.

Talk to your health care provider about your risk for developing low levels of magnesium if you take VIMOVO for a long period of time.

The most common side effects of VIMOVO include:  inflammation of the lining of the stomach, indigestion, diarrhea,

stomach ulcers, abdominal pain and nausea.

For more information on VIMOVO, please see the Medication Guide and Full Prescribing Information.

About Aralez Pharmaceuticals Inc.

Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) is a global specialty pharmaceutical company focused on delivering meaningful products to improve patients’ lives while creating shareholder value by acquiring, developing and commercializing products primarily in cardiovascular, pain and other specialty areas. Aralez’s Global Headquarters is in Mississauga, Ontario, Canada, its U.S. Headquarters is in Princeton, New Jersey and its Ireland Headquarters is in Dublin, Ireland. More information about Aralez can be found at www.aralez.com.

Forward-Looking Statements

This press release includes certain statements that constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding the impact of the District Court’s ruling on the ‘907 and ‘285 patents; patent protection with respect to VIMOVO and Yosprala; the strength of the Company’s intellectual property portfolio for VIMOVO and Yosprala; the Company’s commitment to aggressively defending its intellectual property; and other statements that are not historical facts, and such statements are typically identified by use of terms such as “may,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “likely,” “potential,” “continue” or the negative or similar words, variations of these words or other comparable words or phrases, although some forward-looking statements are expressed differently.

You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, and are based on current estimates and assumptions made by management in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that it believes are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct and, as a result, the forward-looking statements based on those estimates and assumptions could prove to be incorrect. Accordingly, actual results, level of activity, performance or achievements or future events or developments could differ materially from those expressed or implied in the forward-looking statements.

In addition, the Company’s operations involve risks and uncertainties, many of which are outside of its control, and any one or any combination of these risks and uncertainties could also affect whether the forward-looking statements ultimately prove to be correct and could cause its actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward- looking statements. These risks and uncertainties include, without limitation, risks regarding appeal of the District Court’s decision and whether the decision is upheld on such an appeal and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission (“SEC”) filings and reports and Canadian securities law filings, including in its Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.aralez.com, and those described from time to time in the Company’s future reports filed with the SEC and applicable securities regulatory authorities in Canada. You should not place undue importance on forward-looking statements and should not rely upon this information as of any other date. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Aralez Pharmaceuticals US Inc. Contact:

Nichol L. Ochsner

Executive Director, Investor Relations & Corporate Communications

732-754-2545

nochsner@aralez.com